Exhibit 23.1

SADLER, GIBB & ASSOCIATES, L.L.C.

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Alpha Wastewater, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated October 27, 2010, with respect to the financial statements of Alpha Wastewater, Inc., in the Form 8-K with respect to the share exchange with Silicon South, Inc.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

November 8, 2010